Exhibit 10.98
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION IS DENOTED BY ASTERISKS IN BRACKETS [*****].

SEVERANCE AND CHANGE OF CONTROL AGREEMENT

THIS SEVERANCE AND CHANGE OF CONTROL AGREEMENT (the “Agreement”) by and between Ingevity Corporation, a Delaware corporation (together with its Affiliated Companies, as hereafter defined, being the “Company”), and Phillip Platt (the “Executive”) is dated as of the date set forth under the Company’s signature.
RECITALS
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Executive, to provide the Executive with an incentive to continue his or her employment, and to motivate the Executive to achieve and exceed performance goals. The Board also believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by certain involuntary terminations of employment absent Cause (as defined below), to encourage the Executive’s full attention and dedication to the Company currently, and to provide the Executive with compensation and benefits arrangements that are competitive with those of other corporations. In addition, the success of the Company’s business depends in part on the preservation of its confidential information, trade secrets and goodwill in the markets in which it competes. The Board and Executive have agreed to certain reasonable restrictions on Executive’s post-employment activities to protect these legitimate business interests. Therefore, in order to accomplish these objectives, the Board caused the Company to enter into this Agreement.
NOW, THEREFORE, IT IS HEREBY AGREED as follows:
1.Change of Control. For the purpose of this Agreement, a “Change of Control” shall mean:
(a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company, (B) any repurchase by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1(a); or
(b) Individuals who, as of the date hereof, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 1(b), any individual who becomes a member of the Board subsequent to the date hereof, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
(c) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding

Exhibit 10.98
voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 30% or more interest in the Outstanding Company Common Stock and/or Outstanding Company Voting Securities that existed prior to the Business Combination, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Business Combination; or
(d) The approval by stockholders of a complete liquidation or dissolution of the Company.

2. Certain Other Definitions.
(a) “Affiliated Companies” or “Affiliated Company” shall include any company controlled by, controlling or under common control with the Company.
(b) The “Change of Control Period” means the period commencing on the Effective Date and ending on the second anniversary of such date. The Change of Control Period shall terminate upon the termination of the Executive’s employment for any reason.
(c) “Competitive Product or Service” means any product or service that is substantially the same as or similar to any product or service sold or provided by Company during the “Restricted Period” (as defined below) and/or any product or service meant to accomplish the same or a similar purpose as, and/or to serve as a substitute for, products or services sold or provided by Company during the Term.
(d) “Company Competitor” means any business providing a Competitive Product or Service, and for the avoidance of doubt, includes the Named Company Competitors set forth on Exhibit B to this Agreement.
(e) “Confidential Information” means information relating to the Company or any of the Affiliated Companies, which has value to the Company or its Affiliated Companies and is not generally available to the public. This includes, but is not limited to, Customer lists, Company know-how, designs, formulae, processes, devices, machines, business contracts, financial data, inventions, research or development projects, plans for future development, materials of a business nature including marketing information, strategies and concepts, and pricing strategies.
(f) “Customer” means any person or entity that is a customer of Company as of the Termination Date (i.e., has an ongoing business relationship as of that date, whether or not there are then current outstanding commitments). Customer shall also include any prospective customer whose business you have actively been seeking on behalf of the Company within the six months prior to your Termination Date.
(g) The “Effective Date” shall mean the first date during the Employment Period on which a Change of Control occurs.
(h) The “Employment Period” shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof, as subsequently extended as described below. The Employment Period shall be automatically extended for successive one-year periods unless the Company notifies the Executive in writing, at least six months prior to the end of the then current term that the Employment Period will not be extended. The Employment Period shall further be automatically extended immediately prior to any Change in Control such that the Employment Period (and this Agreement) shall be in effect throughout the entire Change in Control Period.
(i) “Indirect Customer” means any person or entity to whom Ingevity’s direct Customer supplies product that incorporates the Company’s products. In the case of the Company’s automotive carbon business, Indirect Customer includes the automobile manufacturers and any business that supplies product to an automobile manufacturer that includes the Company’s products.

Exhibit 10.98
(j) “Named Company Competitors” means those companies identified as such on Exhibit B.
(k) “Peer Executives” shall mean, at any given time, the other persons employed by the Company or any of the Affiliated Companies who were, immediately before the Effective Date, party to agreements with the Company substantially in the form of this Agreement.
(l) “Separation from Service” shall mean a separation from service as defined in Treasury Regulation Section 1.409A-1(h).
(m) “Supplier” means any supplier or vendor of any product or service to Company that Company, in turn, provides to or procures for any Customer.
(n) “Relevant Time” shall mean immediately before the Effective Date.
(o) “Restricted Period” means the Employment Period, including any extension or renewal thereof, plus a period of twelve (12) months following termination of Executive's employment with Company for any reason. In the event Executive is found by a Court of competent jurisdiction to have violated any of the provisions of Sections 10-14 of this Agreement, the Restricted Period shall be extended by any such period of non-compliance.
(p) “Territory” means the territory set forth in Exhibit C to this Agreement.
3. Employment Term: The Company herby agrees to continue the Executive in its employ, subject to the terms and conditions of this Agreement, for the Employment Period.
4. Terms of Employment.
(a) Position and Duties.
i. During the Change of Control Period, there shall be no material reduction in any of the Executive’s position, authority, duties, responsibilities or salary grade as compared to those held, exercised and assigned to the Executive at the Relevant Time. Notwithstanding the foregoing, a change in title by itself shall not be a violation of this Section 4(a)(i); provided that the Executive continues to have responsibilities and authority that are, in the aggregate and in all material respects, comparable to those held by the Executive at the Relevant Time.
ii. During the Change of Control Period, the Executive’s services shall be performed at the location where the Executive was employed immediately preceding the Effective Date, or at any other location that does not result in the Executive’s commuting distance from the Executive’s residence being increased by more than 30 miles; provided, that if the Executive voluntarily changes his or her residence after the Effective Date, then a new work location shall not be considered to have increased the Executive’s commuting distance by more than 30 miles unless such an increase both (1) occurs in relation to the Executive’s new residence; and (2) would have occurred even if the Executive had not changed his or her residence.
iii. During the Change of Control Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive’s reasonable good faith efforts to perform such responsibilities consistent with his or her past practice. During the Change of Control or Employment Periods it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees; (B) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such other activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company.
(b) Compensation.
i. Base Salary. During the Change of Control Period, the Executive shall receive an annual base salary (“Annual Base Salary”) which shall be not less than the Executive’s annual base salary from the Company and the Affiliated Companies as in effect immediately before the Effective Date. Any increase in Annual Base Salary during the

Exhibit 10.98
Change of Control Period shall not serve to limit or reduce any other obligation to the Executive under this Agreement, and the Annual Base Salary shall not be reduced during the Change of Control Period.
ii. Incentive Compensation Opportunities. In addition to the Annual Base Salary, the Executive shall be granted, during the Change of Control Period, cash-based and equity-based awards representing the opportunity to earn incentive compensation on terms and conditions no less favorable to the Executive, in the aggregate, than those provided generally at any time after the Effective Date to the Peer Executives or, if more favorable to the Executive, than those provided by the Company and the Affiliated Companies for the Executive at the Relevant Time. In determining whether the Executive’s incentive compensation opportunities during the Change of Control Period meet the requirements of the preceding sentence, there shall be taken into account all relevant terms and conditions, including, without limitation and to the extent applicable, the potential value of such awards at minimum, target and maximum performance levels, and the difficulty of achieving the applicable performance goals.
iii. Savings and Retirement Plans. During the Change of Control Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to the Peer Executives, on comparable terms and conditions, but in no event shall such plans, practices, policies and programs provide the Executive with retirement or savings opportunities, in each case, less favorable, in the aggregate, to the Executive than those provided by the Company and the Affiliated Companies to the Executive at the Relevant Time.
iv. Welfare Benefit Plans. During the Change of Control Period, the Executive and/or the Executive’s family, as the case maybe, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and the Affiliated Companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) (collectively, “Welfare Benefits”) to the extent applicable generally to the Peer Executives, on comparable terms and conditions, but in no event shall such Welfare Benefits for the Executive be substantially less favorable, in the aggregate, to the Executive than the Welfare Benefits provided by the Company and the Affiliated Companies to the Executive at the Relevant Time.
5. Termination of Employment.
(a) Cause. The Company may terminate the Executive’s employment during the Employment Period for Cause or without Cause. For purposes of this Agreement, “Cause” shall mean:
i. the willful or gross neglect by the Executive to perform his or her employment duties with the Company or one of its Affiliated Companies in any material respect; or
ii. the plea of guilty or nolo contendere to, or conviction for, the commission of a felony offense by the Executive; or
iii. a material breach by the Executive of a fiduciary duty owed to the Company or one of its Affiliated Companies; or
iv. a material breach by the Executive of any nondisclosure, non-solicitation or non-competition obligation owed to the Company or any of its Affiliated Companies; or
v. a clearly established, willful and material violation by the Executive of the Company’s Code of Conduct; or
vi. a willful and material act by the Executive that represents a gross breach of trust that is inconsistent with the Executive’s position of authority with the Company and is materially and demonstrably injurious to the Company including through potential loss of reputation.
Prior to a termination for Cause, except in the case of a termination for (a)(ii) or in the case of a matter where there can be no reasonable opportunity to cure, the Executive shall be given notice and an opportunity to effectuate a cure as determined by the Company in its reasonable discretion.
For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

Exhibit 10.98
(b) Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason but only after a Change of Control during the Change of Control Period. Good Reason shall mean:
i. A material diminution in the Executive’s Annual Base Salary;
ii. A material diminution in the Executive’s authority, duties, or responsibilities (other than as permitted by Section 4(a)(i) hereof);
iii. A material change in the geographic location at which the Executive must perform services for the Company in violation of Section 4(a)(ii) hereof; or
iv. Any other action or inaction that constitutes a material breach by the Company of this Agreement.
(c) Notice of Termination; Opportunity to Cure. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 20(c) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) specifies the Date of Termination (as defined below). If the Executive is terminating employment for Good Reason: (i) the Executive shall give the Company the Notice of Termination within 60 days following the event giving rise to the Executive’s Good Reason termination; and (ii) the Company shall have a period of 30 days after receiving the Notice of Termination to remedy the action or inaction on which Good Reason is based. If the Company fails to remedy the action or inaction on which Good Reason is based within such 30-day period, the Executive may terminate his or her or her employment for Good Reason within 30 days after the end of the cure period.
(d) Date of Termination. “Date of Termination” means if the Executive’s employment is terminated by the Company or by the Executive, the date of receipt of the Notice of Termination or any date within 30 days thereafter that is specified in the Notice of Termination.
6. Obligations of the Company upon Termination.
(a) Involuntary Termination of Employment, other than for Cause, absent a Change of Control. If the Company terminates the Executive’s employment other than for Cause prior to a Change of Control:
i. The Company shall pay to the Executive (in the form and at the times described below) the following:
a. Within five days of the Date of Termination, a single lump sum of: (1) the Executive’s then current unpaid and outstanding Annual Base Salary through the Date of Termination; (2) the Executive’s annual incentive assuming target performance for the calendar year in which the Date of Termination occurs (the “Target Incentive”) prorated by multiplying such Target Incentive by a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365; plus (3) any accrued unpaid vacation pay, and
b. A severance payment equal to one (1) times the sum of (x) the Executive’s then current base salary and (y) the Executive’s Target Incentive, payable monthly over a one (1)-year period.
ii. The Company shall also pay the Executive a lump sum cash payment within five days following the Executive’s Date of Termination equal to the cost of health coverage for one (1) year, based on the monthly COBRA cost of such coverage under the Company’s health plan pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) on the Date of Termination.
iii. The Company shall, at its sole expense as incurred, provide the Executive with outplacement services the scope and provider of which shall be reasonable and consistent with industry practice for similarly situated executives and consistent with Section 19(b) of this Agreement.
iv. To the extent not already paid or provided, the Company shall timely pay or provide the Executive with any other benefits in accordance with the terms of the applicable plans.

Exhibit 10.98
(b) Involuntary Termination of Employment, other than for Cause, or Good Reason Termination, following a Change of Control. If during the Change of Control Period, the Company shall terminate the Executive’s employment other than for Cause, or the Executive shall terminate employment for Good Reason:
i. The Company shall pay to the Executive (in the form and at the times described below) the following:
a. Within five days of the Date of Termination a single lump sum of: (1) the Executive’s then current unpaid and outstanding Annual Base Salary through the Date of Termination; (2) the Executive’s annual incentive assuming target performance for the calendar year in which the Date of Termination occurs (the “Target Incentive”) prorated by multiplying such Target Incentive by a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365; plus (3) any unpaid accrued vacation pay, and
b. Within five days of the Date of Termination (unless otherwise prohibited by Section 19 (c)), a Severance payment equal to two (2) times the sum of (x) the Executive’s Annual Base Salary and (y) the Executive’s Target Incentive, payable in a single lump sum.
ii. The Company shall also pay the Executive a lump sum cash payment within five days following the Executive’s Date of Termination equal to the cost of health coverage for two (2) years, based on the monthly COBRA cost of such coverage under the Company’s health plan pursuant to Section 4980B of the Code on the Date of Termination.
iii. The Company shall, at its sole expense as incurred, provide the Executive with outplacement services the scope and provider of which shall be reasonable and consistent with industry practice for similarly situated executives and consistent with Section 19(b) of this Agreement.
iv. The Company shall timely pay or deliver to the Executive any vested incentive compensation (equity and/or cash) in accordance with the terms of the Company’s 2016 Omnibus Incentive Plan (or a successor plan, as applicable) and the terms and conditions of the applicable award agreements thereunder, as approved by the Talent Development and Compensation Committee of the Board of Directors (the “Compensation Committee”), provided however, that with respect to any restricted stock unit award, the Executive shall become fully vested in such award and that with respect to any performance based award (equity and/or cash), the performance goals attached to such award shall be deemed achieved at the greater of target or actual performance levels (if such actual performance is determinable by the Compensation Committee) with no proration.
v. To the extent not already paid or provided, the Company shall timely pay or provide the Executive with any other benefits in accordance with the terms of the applicable plans.
Notwithstanding the foregoing, except with respect to payments and benefits under Sections 6(a)(i)(a)(1), 6(a)(i)(a)(3), 6(b)(i)(a)(1) and 6(b)(i)(a)(3), all payments and benefits to be provided under this Section 6(a) shall be subject to the Executive’s execution and non-revocation of a release substantially in the form attached hereto as Exhibit A. To the extent required by Section 409A of the Code, if payments and benefits subject to a release could be paid in two taxable years pursuant to the terms of this Section 6(a), such payments and benefits shall be paid in the later taxable year.
(c) Cause: Other than for Good Reason. If the Executive’s employment is terminated for Cause during the Employment Period, the Company shall provide to the Executive the Executive’s then current and outstanding base salary through the Date of Termination, and any other vested benefits payable under applicable plans, and shall have no other obligations under this Severance and Change of Control Agreement.
7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of the Affiliated Companies and for which the Executive may qualify, nor, subject to Section 21(g), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of the Affiliated Companies. Amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of the Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Notwithstanding the foregoing, if the Executive receives the payments and benefits pursuant to Section 6(a) or 6(b) of this Agreement, the Executive shall

Exhibit 10.98
not be entitled to any severance pay or benefits under any severance plan, program or policy of the Company and the Affiliated Companies, unless otherwise specifically provided therein in a specific reference to this Agreement.
8. Full Settlement. Except with respect to Executive’s violation of Sections 10 through 14 of this Agreement, the Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In the event of a violation by Executive of any provision of Sections 10 through 14 of this Agreement, the Company may elect to terminate any Severance payments owed to Executive pursuant to Section 6(a)(i)(b) or 6(b)(i)(b), as of the date of such violation. Prior to exercising any such set off, counterclaim, recoupment, defense, or other claim, right or action against the Executive on the basis of a breach of Section 10 through 14, the Company shall provide Executive with thirty days advance written notice, specifying in reasonable detail the nature of the breach and providing the Executive within that thirty day period for the opportunity to cure. Upon the request of the Executive, the Executive shall be afforded the opportunity to meet with the General Counsel during such thirty-day period with his legal representative.
9. Parachute Payments.
(a) Notwithstanding any other provisions of this Agreement to the contrary, in the event that it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Payments”), would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, the Company shall reduce (but not below zero) the aggregate present value of the Payments under the Agreement to the Reduced Amount (as defined below), if reducing the Payments under this Agreement will provide the Executive with a greater net after-tax amount than would be the case if no such reduction was made. The Payments shall be reduced as described in the preceding sentence only if (i) the net amount of the Payments, as so reduced (and after subtracting the net amount of federal, state and local income and payroll taxes on the reduced Payments), is greater than or equal to (ii) the net amount of the Payments without such reduction (but after subtracting the net amount of federal, state and local income and payroll taxes on the Payments and the amount of Excise Tax (as defined below) to which the Executive would be subject with respect to the unreduced Payments). Only amounts payable under this Agreement shall be reduced pursuant to this Section 9, and any reduction shall be made in accordance with Section 409A of the Code.
(b) The “Reduced Amount” shall be an amount expressed in present value that maximizes the aggregate present value of Payments under this Agreement without causing any Payment under this Agreement to be subject to the Excise Tax, determined in accordance with Section 280G(d)(4) of the Code. The term “Excise Tax” means the excise tax imposed under Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.
(c) All determinations to be made under this Section 9 shall be made by such certified public accounting firm as may be designated by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.
10. Nondisclosure of Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information. During the Employment Period and after termination of the Executive’s employment with the Company, for a five year period, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate, disclose or use any Confidential Information to or on behalf of anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.
11. Return of Company’s Property. Upon termination of employment with the Company, or at any time upon the Company's request, Executive shall promptly deliver to the Company all equipment, inventory, drawings, blueprints, manuals, letters, contracts, agreements, notes, notebook records, electronic media, reports, memoranda, formulae, all

Exhibit 10.98
Confidential Information and all other materials relating to the Company's business, including all copies thereof, which are in the possession, custody or control of Executive.
12. Noncompetition and Nonsolicitation. Executive acknowledges and agrees that Confidential Information and Company's goodwill, Customer and Supplier relationships are among Company's most valuable business assets. Executive further acknowledges that his or her position is one of trust, and that he or she will receive and have access to the highest levels of Confidential Information during the Employment Period. Accordingly, Executive expressly covenants and agrees that he or she will not, during the Restricted Period, directly or indirectly, for Executive's benefit or the benefit of others, whether direct or indirect, as an employee, independent contractor, owner, shareholder, partner, limited partner, or otherwise:
(a) own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, independent contractor or in any other similar capacity with, or have any financial interest in, any Named Company Competitor, or aid or assist any Named Company Competitor in any manner that enhances the ability of such Named Company Competitor to develop, market, sell or provide Competitive Products or Services;
(b) in the Territory, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, independent contractor or in any other similar capacity with, or have any financial interest in, any Company Competitor, or aid or assist any Company Competitor in any manner that enhances the ability of such Company Competitor to develop, market, sell or provide Competitive Products or Services; provided nothing in this clause (b) shall restrict Executive from employment with a division or business unit of a Company Competitor that does not provide Competitive Products or Services, or from employment with a Company Competitor where the Executive’s responsibilities and activities do not involve the development, marketing, sale or provision of Competitive Products or Services (provided further, for the avoidance of doubt, that all other terms of this Section 12 continue to apply);
(c) aid or assist any person or entity for the purpose of the development, marketing, sale or provision of Competitive Products or Services.
(d) solicit, persuade or induce any individual who is, or was at any time during the last twelve (12) months of the Executive's employment by the Company, an employee of the Company, for the purpose of engaging in the development, marketing, sale or provision of Competitive Products or Services: (i) to terminate or refrain from renewing or extending such employment by the Company, or (ii) to become employed by or enter into a contractual relationship with the Executive or any other individual, person or entity;
(e) solicit, persuade or induce any individual, person or entity which is, or was at any time during the last twelve (12) months of Executive’s employment with the Company, a Supplier of critical components to the Company, including, for the avoidance of doubt, any Supplier of Crude Tall Oil, to terminate, reduce or refrain from renewing or extending such Supplier’s contractual or other relationship with the Company, or otherwise materially changing such Suppliers volume, terms and conditions; or
(f) solicit, persuade or induce any Customer or Indirect Customer: (i) to terminate, reduce or refrain from renewing, extending, or entering into contractual or other relationships with the Company with regard to the purchase of Competitive Products or Services, or (ii) to become a customer of or enter into any contractual or other business relationship with the Executive or any other individual, person or entity for the purpose of purchasing Competitive Products or Services.
Nothing in the Agreement should be read as limiting Executive from owning less than a five percent share of publicly-traded stock of any entity.
13. Inventions and Discoveries. Executive acknowledges and agrees that Executive's work product and work in process, which includes, but is not limited to, inventions, discoveries, improvements, and business, financial, or marketing concepts (hereinafter referred to as "Employee Work Products") that are conceived or made by Executive, either alone or in conjunction with others, shall be “works made for hire" under the U.S. Copyright Act, 17 U.S.C. §101, et seq., provided such Employee Work Products were (i) conceived or made in performance of Executive's duties for Company; (ii) conceived or made using information received during the course of Executive's employment with the Company, including, but not limited to, Confidential Information; (iii) used during the course of employment with the

Exhibit 10.98
Company; and/or (iv) conceived or made using the Company's facilities and/or equipment. All such Employee Work Products are the property of the Company and all intellectual property rights thereto including, but not limited to, all patents, copyrights, trademarks, manufacturing know-how and trade secrets, shall be the exclusive property of the Company. Executive agrees to disclose promptly to the Company any and all Employee Work Products and to assign all of Executive's interest in the Employee Work Products to the Company or its designee. Whenever requested to do so by the Company, Executive shall execute, at Company's expense, any and all applications, assignments, or other documents that Company shall deem necessary to protect the Company’s interest in the Employee Work Products.
14. Non-disparagement. Executive agrees that he or she will make no unfavorable or disparaging comments, orally or in writing, regarding Company, its Affiliated Companies or their operations, policies, or procedures, and that to do so will constitute a material breach of this Agreement.
15. Remedies. Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of this Agreement, including but not limited to those of Sections 10-14, would be inadequate and difficult to ascertain. Therefore, in the event of a breach or threatened breach by the Executive of any of the provisions of this Agreement, it is agreed that in addition to the Company's remedy at law, the Company shall be entitled to appropriate equitable relief in the form of specific performance, preliminary or permanent injunction, temporary restraining order or any other appropriate equitable remedy which may then be available.
16. Executive Acknowledgements
(a) Executive expressly acknowledges and agrees that (i) the restrictions set forth in this Agreement including, but not limited to, those of Sections 10-14, are reasonable in nature, scope and otherwise; (ii) the restrictions set forth in this Agreement including, but not limited to, those of Sections 10-14, are necessary to protect the Company's assets and legitimate business interests; and (iii) Executive's agreement to observe the restrictions set forth in this Agreement is material consideration for Executive’s employment with the Company; (iii) all or a portion of the severance payable under this Agreement shall be considered reasonable compensation payable in consideration of the Executive’s covenant not to compete, the precise amount to be determined in accordance with Section 9(c) hereof; and (iv) Executive’s agreement to observe the restrictions set forth in this Agreement is in material consideration for the protections and valuable consideration given Executive relative to Change-in-Control and severance arrangements.
(b) Executive warrants and represents to the Company that Executive's capabilities and experience are such that the restrictive covenants set forth in Sections 10-14 will not prevent Executive from earning a livelihood and that Executive will be fully able to earn an adequate livelihood if any such restrictive covenants should be specifically enforced against him.
17. Reports to Regulatory and Investigative Bodies.
(a) Trade Secrets Act. Pursuant to the federal Defend Trade Secrets Act, Executive acknowledges that he has been notified of the following: An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (i) files any document containing the trade secret under seal, and (ii) does not disclose the trade secret, except pursuant to court order.
(b) Government Agencies. Notwithstanding any other provision in this Agreement, this Agreement does not prohibit Executive from: (1) filing a charge with or communicating with the National Labor Relations Board, the Equal Employment Opportunity Commission, or another federal, state or local government official for the purpose of reporting or investigating a suspected violation of law; or (2) communicating directly with the U.S. Securities and Exchange Commission about a possible securities law violation.
18. Successors.
(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

Exhibit 10.98
(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Except as provided in Section 18(c), without the prior written consent of the Executive this Agreement shall not be assignable by the Company.
(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, with such assumption being an express condition precedent to the consummation of any such transaction. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. The Company agrees that failure to comply with the provisions of this Section 18(c) shall present irreparable harm and that the Executive shall be entitled to seek injunctive relief on that basis, as well as to retain all legal rights to bring any other legal or equitable claims including without limitation breach of contract and tortious interference with contract claims.
19. Section 409A.
(a) Compliance. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall in all respects be administered in accordance with Section 409A of the Code and the regulations issued thereunder. ; provided, however, that the tax treatment of benefits under this Agreement is not warranted or guaranteed Notwithstanding anything in the Agreement to the contrary, distributions may only be made under the Agreement upon a Section 409A “separation from service” or other event permitted by Section 409A, and in a manner permitted by Section 409A of the Code or an applicable exemption. For purposes of Section 409A of the Code, the right to a series of payments under the Agreement shall be treated as a right to a series of separate payments. The Executive may not, directly or indirectly designate the calendar year of a payment.
(b) Reimbursements. All reimbursements and in-kind benefits provided under the Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; (iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit; and (iv) reimbursement shall be provided for expenses incurred during the period specified in this Agreement, or if no such period is specified, during the Executive’s lifetime. If reimbursements are made with respect to outplacement services or outplacement services are provided, such reimbursements or outplacement services shall be provided in accordance with the requirements of Section 409A, including the requirement that such reimbursements be incurred or services be provided by the end of the second year after the year in which the Date of Termination occurs and all reimbursement payments be made by the end of the third year after the year in which the Date of Termination occurs.
(c) Specified Employee. Notwithstanding any provision in this Agreement to the contrary, if the Executive is a “specified employee” of a publicly traded corporation under Section 409A on the Executive’s Date of Termination and if payment of any amount under this Agreement is required to be delayed for a period of six months after separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Executive dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of the Executive’s estate within 60 days after the date of Executive’s death. A “specified employee” shall mean an employee who, at any time during the 12-month period ending on the identification date, is a “specified employee” under Section 409A of the Code, as determined by the Compensation Committee of the Board. The determination of “specified employees,” including the number and identity of persons considered “specified employees” and the identification date, shall be made by the Compensation Committee in accordance with the provisions of Sections 416(i) and 409A of the Code and the regulations issued thereunder.
20. Recoupment. Any amounts paid to Executive hereunder shall be subject to recoupment pursuant to the terms of any recoupment policy the Company may adopt and as such policy may be from time to time amended, in any case as in effect immediately prior to the Effective Date.

Exhibit 10.98
21. Miscellaneous.
(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives The parties agree that any controversy or claim arising out of or relating to this Agreement shall be brought in courts of the State of Delaware or in the United States District Court in Delaware, and the parties hereby waive any claim or defense that such forum in inconvenient or otherwise improper.
(b) The provisions of Sections 10-14 of this Agreement shall survive the termination of the Executive's employment with the Company.
(c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Executive:
Phillip Platt
[Address]

If to the Company:
Ingevity Corporation
4920 O’Hear Avenue
Suite 400
North Charleston, SC 29405
Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
(d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision, and this Agreement shall be reformed, construed, and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. If a final judicial determination is made by a court having jurisdiction that the time or scope of any provision in this Agreement is unreasonable or otherwise unenforceable, such provision shall not be rendered void but shall be deemed amended to apply to the maximum extent the court determines enforceable.
(e) The Company may withhold from any amounts payable under this Agreement such U.S. federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(f) The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(iv) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(g) The terms of this Agreement, upon its execution, supersede any other agreement between the parties with respect to the subject matter hereof. The Executive and the Company acknowledge that, except as may otherwise be provided

Exhibit 10.98
under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is “at will”, subject in full to the obligations of the Company under Section 6 and set forth elsewhere herein.
(h) In the event of a conflict between the terms of this Agreement and the terms of any individual grant relating to incentive compensation (cash or equity), the terms of this Agreement, representing the decision of the Compensation Committee, shall govern.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first set forth below.

INGEVITY CORPORATION			EXECUTIVE
By	/s/ MARY HALL		/s/ PHILLIP PLATT
	Name:	Mary Hall	Name:	Phillip Platt
	Title:	Executive Vice President and Chief Financial Officer

Dated as of August 8, 2024

Exhibit 10.98
EXHIBIT A
RELEASE
In consideration of the severance benefits offered to me by Ingevity Corporation (the “Company”) under the Severance and Change of Control Agreement dated as of _______________ (the “Agreement”) and other consideration, I on behalf of myself, and on behalf of my heirs, administrators, representatives, successors, and assigns (the “Releasors”), hereby release acquit and forever discharge the Company, all of its past, present and future subsidiaries and affiliates and all of their respective directors, officers, employees, agents, trustees, partners, shareholders, consultants, independent contractors and representatives, all of their respective heirs, successors, and assigns and all persons acting by, through, under or in concert with them (the “Releasees”) from any and all claims, charges, complaints, obligations, promises, agreements, controversies, damages, remedies, demands, actions, causes of action, suits, rights, costs, debts, expenses and liabilities that the Releasors might otherwise have asserted arising out of my employment with the Company and its subsidiaries and affiliates, including the termination of that employment.
However, the Releasors are not releasing any rights under (i) any qualified employee retirement plan; (ii) any claim for compensation and benefits to be provided to me under the Agreement; (ii) any claim for vested benefits or benefits that I am otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of the Affiliated Companies at or subsequent to the Date of Termination; (iii) any claim related to my indemnification as an officer, director and employee of the Affiliated Companies under the Company’s Certificate of Incorporation or By-Laws; or (iv) any rights or claims that may arise after the date on which I sign this release (the “Release”). Those rights shall survive unaffected by this Release.
I understand that, as a consequence of my signing this Release, I am giving up, any and all rights I might otherwise have with respect to my employment and the termination of that employment including but not limited to rights under (1) the Age Discrimination in Employment Act of 1967, as amended; (2) any and all other federal, state, or municipal laws prohibiting discrimination in employment on the basis of sex, race, national origin, religion, age, handicap, or other invidious factor, or retaliation; and (3) any and all theories of contract or tort law related to my employment or termination thereof, whether based on common law or otherwise.
I acknowledge and agree that:
A.The benefits I am receiving under the Agreement constitute consideration over and above any benefits that I might be entitled to receive without executing this Release.
B.The Company advised me in writing to consult with an attorney prior to signing this Release.
C.I was given a period of at least twenty-one (21) days within which to consider this Release; and
D.The Company has advised me of my statutory right to revoke my agreement to this Release at any time within seven (7) days of my signing this Release by delivering written notice of such revocation to Ingevity Corporation, Attn: General Counsel, 4920 O’Hear Avenue, Suite 400, North Charleston, SC 29405, and this Release shall be come final and binding if no such notice of revocation is received by the Company within such seven (7) day period.
I warrant and represent that my decision to sign this Release was (1) entirely voluntary on my part; (2) not made in reliance on any inducement, promise, or representation, whether express or implied, other than the inducements, representations, and promises expressly set forth herein and in the Agreement and (3) did not result from any threats or other coercive activities to induce my agreement to this Release.
If I exercise my right to revoke this Release within seven (7) days of my execution of this Release, I warrant and represent that I will: (1) notify the Company in writing, in accordance with the attached Agreement, of my revocation of this Release, and (2) simultaneously return in full any consideration received from the Company or any employee benefit plan sponsored by the Company.
The parties agree that this release shall not affect the rights and responsibilities of the US Equal Employment Opportunity Commission (hereinafter “EEOC”) to enforce the Age Discrimination in Employment Act of 1967, as amended and other laws. In addition, the parties agree that this release shall not be used to justify interfering with my protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The parties further agree that the

Exhibit 10.98
Releasors knowingly and voluntarily waive all rights or claims that arose prior to the date hereof that the Releasors may have against the Releasees to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, attorneys’ fees, experts’ fees) as a consequence of any investigation or proceeding conducted by the EEOC.
The provisions of this Release are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Release shall be construed in accordance with its fair meaning and in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles. Capitalized terms used but not defined herein shall have the meanings set forth in the Severance and Change of Control Agreement. I further warrant and represent that I fully understand and appreciate the consequences of my signing this Release. Notwithstanding any other provision in this Release, the parties agree that this Release does not prohibit me from: (1) filing a charge with or communicating with the National Labor Relations Board, the Equal Employment Opportunity Commission, or another federal, state or local government official for the purpose of reporting or investigating a suspected violation of law; or (2) communicating directly with the U.S. Securities and Exchange Commission about a possible securities law violation.

[Signature Block]

Exhibit 10.98
EXHIBIT B

NAMED COMPANY COMPETITORS

"Named Company Competitor" means [*****]

Exhibit 10.98
EXHIBIT C

TERRITORY

"Territory" means [*****]